                        STANDARD INDUSTRIAL LEASE

                                 Dated (for reference) as of February 24, 1995

1. DEFINED TERMS. Each reference in this Lease to any of the following terms shall include the data for such term as stated below with any additional terms used in this Lease to have the meaning and definition given hereafter:

Tenant:  Replacement Parts Manufacturing          Landlord:  29 Santa Anita Partnership L.P.
         -----------------------------------                 ------------------------------------------------
         a  Delaware corporation                             a California limited partnership
         -----------------------------------                 ------------------------------------------------
Tenant's Address:  209 S. Irwindale Avenue        Landlord's Address:  c/o Investment Building Group
                   -------------------------                           --------------------------------------
                   Azusa, CA  91702-3292                               500 N. State College Blvd., Suite 525
                   -------------------------                           --------------------------------------
                                                                       Orange, CA 92668
                   -------------------------                           --------------------------------------
Description of the Premises:
      Floor Area of Improvements:  Approximately     153,000     sq. ft. indicated on the Preliminary Plans.
                                                  -------------
      Street Address:  12250 E. 4th Street, Rancho Cucamonga, CA  91730
                       --------------------------------------------------------------------------------------
Term:  Eighty-seven (87) months (see Paragraph 42)
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Scheduled Term Commencement Dated:  June 1, 1995
                                   --------------
Rent:  See paragraph 39
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Taxes, Insurance, and Maintenance Reserve Deposit:  $5,500 per month
                                                    ---------------------------------------------------------
Security Deposit:  $55,000 initially; $15,000 applied toward initial rent
                   ------------------------------------------------------------------------------------------
Insurance Amounts:  Bodily Injury per person           3,000,000
                                              ---------------------------------------------------------------
                    Bodily Injury per Occurrence                  3,000,000
                                                 ------------------------------------------------------------
                    Property Damage                1,000,000
                                    -------------------------------------------------------------------------
Preliminary Plans (approved by Tenant and Landlord):  See Exhibit "A" attached.
                                                     --------------------------------------------------------

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Tenant's Construction Representative:        Mark Simon
                                      -----------------------------------------------------------------------
Landlord's Construction Representative:      Brian Bargemann
                                        ---------------------------------------------------------------------
Uses:   Manufacture, assembly and distribution of automotive products and associated office use
        -----------------------------------------------------------------------------------------------------
Tenant's Share (if multi-tenant) of:  Real Property Taxes 100%  Insurance Expenses 100%  Maintenance Expenses 100%.
                                                          ----                     ----                       ----

2. PREAMBLE. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, that certain real property described in Paragraph 1 and the Improvements as defined in Paragraph 3.1 (the "Premises") for the Term and upon the covenants and conditions hereinafter specified.

3.   CONSTRUCTION AND COMMENCEMENT.

     3.1 PLANS. Landlord and Tenant have approved the Preliminary Plans identified in Paragraph 1 for the construction of a building and/or related facilities (the "Improvements") on the Premises. Landlord shall have prepared final plans and specifications ("Final Plans") substantially in conformity with the Preliminary Plans. "Plans" shall hereinafter mean Preliminary Plans and then, when prepared, Final Plans. Final Plans shall be delivered to Tenant as soon as reasonably possible. Within ten (10) days after delivery of the Final Plans, Tenant shall set forth in writing with particularity and precision, any corrections or changes necessary to bring the Final Plans into substantial conformity with the Preliminary Plans, except that Tenant may not object to any logical development or refinement of the Preliminary Plans. Failure to deliver to Landlord written notice of such corrections or changes within said ten (10) day period shall constitute approval of the Final Plans by Tenant. Following approval of the Final Plans, changes may be made only in accordance with Paragraph 3.3.

     3.2 CONSTRUCTION. Landlord shall construct or cause to be constructed the Improvements substantially in accordance with the Plans. The Premises shall be ready for occupancy on the date upon which the work of construction to be undertaken by Landlord has been substantially completed ("Ready for Occupancy") as determined by the issuance of a written certificate by Landlord to Tenant certifying (a) that the Improvements have been substantially completed in accordance with the Plans, and (b) the date of such completion. Landlord shall complete, as soon as reasonably possible, any items of work or adjustment not completed when the Premises are Ready for Occupancy and such defective or omitted work undertaken by Landlord of which Tenant has given Landlord written notice within thirty (30) days after the date the Premises are Ready for Occupancy. The Premises shall be Ready for Occupancy not later than the Scheduled Term Commencement Date; provided, however, that the Scheduled Term Commencement Date may be extended for a period of time equal to the period of any delay encountered by Landlord affecting said work of construction because of fire, inclement weather, acts of God, riot, governmental regulations, strikes, shortages of material or labor, changes in the Plans pursuant to Paragraph 3.3, or any other cause beyond the reasonable control of Landlord.

     3.3 CHANGES IN PLANS. Tenant shall have the right to request changes in the Plans, provided, however, that: (a) no such request shall affect any structural change in the Improvements, (b) Tenant shall pay upon demand, any additional cost incurred by Landlord required to implement such change, (c) such requests shall constitute an agreement on the part of Tenant to any delay in completion caused by reviewing, processing and implementing the change, and
(d) Tenant's obligation to pay Rent hereunder shall commence to accrue on the date when the same would have otherwise commenced to be payable hereunder had such changes not been requested by Tenant. In connection with the original construction of the Improvements, each party shall be bound by each approval or lack thereof given by its respective Construction Representative. A party may designate a substitute Construction Representative by giving written notice to the other party.

     3.4 COMMENCEMENT. The Term of this Lease all commence upon the earlier of: (a) the Scheduled Term Commencement Date, or if the Premises are not Ready for Occupancy by the Scheduled Term Commencement Date, the date upon which the Premises are Ready for Occupancy, (b) the date upon which Tenant first occupies any portion of the Premises, or (c) the date upon which Rent would have otherwise commenced to accrue under this Lease had Tenant not delayed in the performance of any of its duties or obligations hereunder or had not otherwise interfered with or caused a delay in the performance of Landlord's obligations hereunder. It the work of construction is not completed within one hundred twenty (120) days after the Scheduled Term Commencement Date as extended pursuant to Paragraph 3.2, the sole remedy of either party shall be the option to terminate this Lease by the delivery to the other party of written notice of such termination within ten (10) days thereafter.

4. RENT; NET LEASE. Tenant agrees to pay Landlord at Landlord's address or at such other place designated by Landlord by written notice to Tenant the Rent, in lawful money of the United States, in advance, without demand, off-set or deduction, on the first day of each calendar month of the Term hereof. In the event the Term commences or the date of expiration of this Lease occurs other than on the first day or the last day of a calendar month, the Rent for such month shall be prorated. This Lease is what is commonly called a "net lease," it being understood that Landlord shall receive the Rent free and clear of any and all impositions, taxes, liens, charges or expenses of any nature or kind whatsoever in connection with the ownership and operation of the Premises. If Rent is not received as provided above, a late charge shall be payable by Tenant as provided in Paragraph 13.4. In the event that a late charge is payable, whether or not collected, two times in any twelve month period, then Rent shall automatically become due and payable quarterly in advance, rather than monthly.

5.   DEPOSITS.

     5.1 TAXES, INSURANCE AND MAINTENANCE RESERVE. Tenant shall deposit with Landlord each month the amount set forth in Paragraph l as a reserve to be used to pay real property taxes, maintenance expenses and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. If the amounts deposited with Landlord by Tenant under the provisions of this Paragraph are insufficient to discharge the obligations of Tenant, Tenant shall deposit with Landlord, upon Landlord's demand, the additional sums necessary to fully satisfy such obligations. All monies deposited with Landlord under this Paragraph may be intermingled with other monies of Landlord and shall not bear interest.

     5.2 SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit set forth in Paragraph 1 above as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount stated in Paragraph 1 and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

6.   USE.

     6.1 USE. The Premises shall be used and occupied only for the uses stated in Paragraph l.

     6.2 COMPLIANCE WITH LAW: PRIOR RESTRICTION. Tenant shall, at Tenant's sole expense, comply promptly and continuously with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Use of the Premises. Tenant shall use or permit the use of the Premises in any manner that will tend to create waste or a nuisance. Outside storage shall be allowed provided that it is limited to the fenced areas of the Premises and is in conformance with all applicable governmental regulations.

     6.3 CONDITIONS OF PREMISES. Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, except for those specific Improvements which Landlord has undertaken to provide in Paragraph 3 and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations and any covenants or restrictions of record governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.
Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and that Tenant has made such legal and factual inquiries with respect thereto as it deems appropriate and has relied solely thereon. Landlord shall be responsible for the cost of any preexisting repair items disclosed in writing to Landlord by the 31st day of this Lease.

     6.4 HAZARDOUS MATERIALS. Tenant shall not cause any hazardous wastes, chemicals or materials (collectively "Hazardous Materials") to be used, generated, stored or disposed of on or about the Premises except with Landlord's written permission and in strict compliance with all applicable regulations and using all necessary and appropriate precautions. Landlord's permission may be withheld for any reason and may be revoked at any time. Tenant shall be liable to Landlord for any and all damages caused by Tenant's failure to keep, store, use, maintain or handle Hazardous Materials on the Premises. Landlord shall not be liable to Tenant for any claims, damages or losses due to the effects of Hazardous Materials on the Premises that is caused by owners, tenants, licensees, and invitees of other properties or is not directly caused by Landlord. Landlord shall not be liable to Tenant regardless of whether or not Landlord has approved Tenant's activities. Tenant shall indemnify, defend by counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages or liabilities arising out of a breach of any provision of this Paragraph 6.4. See Paragraph 44.

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1 TENANT'S OBLIGATIONS. Tenant shall keep in good order, condition and repair the Premises and every part thereof, structural and non-structural, and all adjacent sidewalks, landscaping, driveways, parking lots, and fences located in the areas which are adjacent to and included with the Premises. At the cost and expense of Tenant, the landscaping shall be maintained by a professional gardener and the exterior of the building shall be repainted at least once every four (4) years.

     7.2 Surrender. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall leave the air lines, power panels, electrical distribution systems, fighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

     7.3 Landlord Rights. If Tenant fails to perform Tenant's obligations under this Paragraph 7, or under any other paragraph of this Lease, Landlord may, at its option (but shall not be required to), enter upon the Premises, after ten (10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof shall become due and payable as additional Rent to Landlord together with Tenant's next Rent payment.

     7.4 Landlord's Obligations. Except for the obligations of Landlord under Paragraph 9 and 14, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the building located thereon nor the equipment therein, whether structural or non-structural, all of which obligations are intended to be that of the Tenant. Tenant hereby waives the provisions of California Civil Code
Section 1941 and 1942 or any related or successor provision of law which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     7.5  ALTERATIONS AND ADDITIONS.

          (a) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions or Utility Installations in, on or about the Premises, except for non-structural alterations not exceeding Twenty Thousand Dollars ($20,000.00) in cumulative costs during the Term of this Lease. As used in this Paragraph 7.5, the term "Utility Installations" shall include carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the Term, and restore the Premises to their prior condition. Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half limes the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of work. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may require that Tenant remove any or all of the same.

          (b) Any alterations, improvements, additions or Utility installations in, or about the Premises that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner

          (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in or on the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

          (d) Unless Landlord requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant), which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this Paragraph 7.5(d), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 7.2.

     7.6 COMMON AREA MAINTENANCE. In the event that the Premises are a portion of a larger building or complex, Landlord, at Landlord's option, may arrange for any portion of the exterior or common area maintenance and repair. Tenant shall pay to Landlord upon demand a reasonable proportion to be determined by Landlord of all costs including a management fee equal to ten percent of such costs.

8.   INSURANCE, INDEMNITY.

     8.1 COVERAGE. The following insurance and any additional insurance coverage that may be required by law, or holders of mortgages or deeds of trust shall be carried protecting Landlord and the holders of any mortgages or deeds of trust covering the Premises. Any insurance policies provided by Tenant shall provide that such policies are primary and non-contributing with any insurance carried by the Landlord.

          (a) Insurance covering loss or damage to the Premises in the amount of the full replacement value thereof, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. A stipulated value or agreed amount endorsement deleting the co-insurance provision of the policy shall be procured with said insurance. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence; and Tenant shall be liable for such deductible amount.

          (b) Comprehensive general liability (Landlord's risk only including without limitation bodily injury, personal injury and property damage insurance) in the amount of six million dollars or such higher limits as Landlord may reasonably require.

          (c) Insurance against abatement or loss of rent in case of fire or other casualty in an amount equal to the Rent, Real Property Taxes, and insurance premium payments to be made by Tenant during one (1) year; and

          (d) Comprehensive public liability insurance (including without limitation bodily injury, personal injury and property damage), with limits at least as high as the amounts respectively stated in Paragraph 1, or such higher limits as Landlord may reasonably require.

     8.2 PAYMENT OF PREMIUMS. Tenant shall obtain the insurance policy called for in Paragraph 8.1(d). Landlord shall obtain the insurance policies called for in Paragraphs 8.1(a), (b), and (c) and Tenant shall pay the cost thereof upon demand as additional rent. However, it the Improvements are a one-tenant building and Tenant can provide suitable insurance at lesser cost within thirty
(30) days after notice of the company and rate obtained by Landlord; Tenant may do so and shall not be liable to Landlord for any cost of temporary insurance in excess of the rate for the substitute insurance. It Tenant fails to maintain insurance which Tenant has undertaken to provide, Tenant shall pay for any loss or cost resulting from said failure.

     8.3 INSURANCE POLICIES. Insurance required hereunder shall be with companies holding a Best's Insurance Guide "General Policyholders Rating" of at least "A" and a "Financial Size Category" rating of at least Class VIII. Insurance policies shall not be cancellable or subject to reduction in coverage or other modification except after thirty (30) days' prior written notice to Landlord. The insuring party shall deposit with such mortgage holders as Landlord may require, policies, duplicates or certificates as such holders may require, and shall in all cases furnish the other party with policies, duplicates and certificates. Tenant shall not violate or permit to be violated any of the conditions or provisions of any policy provided for in Paragraph 8.1, and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Landlord shall be willing to write and/or continue such insurance.

     8.4 WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against hereunder, which perils occur in, on or about the Premises, whether due to the negligence of Tenant or Landlord or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     8.5 INDEMNITY. Except in the case of gross negligence by Landlord, Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted of suffered by Tenant in or about the Premises or elsewhere and shall further indemnity and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, except the gross negligence of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord.

     8.6 EXEMPTION OF LANDLORD FROM LIABILITY. Except in the case of gross negligence of Landlord, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9.   DAMAGE OR DESTRUCTION.

     9.1  PARTIAL DAMAGE-INSURED.  Subject to the provisions of Paragraphs
9.3 and 9.4, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy, Landlord shall, or at Landlord's option, Tenant shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If the insurance proceeds received by Landlord are not sufficient to effect such repair and Landlord elects to repair, Tenant shall pay to Landlord upon demand any costs incurred by Landlord not fully covered by insurance proceeds. If Tenant repairs the damage, Landlord shall reimburse Tenant for the costs of repair to the extent of insurance proceeds received by Landlord.

     9.2 PARTIAL DAMAGE-UNINSURED. Subject to the provisions of Paragraphs 9.3 and 9.4, it at any time during the Term hereof the Premises are damaged, except by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at its expense), and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Paragraph 8.1, Landlord may at Landlord's option either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within twenty (20) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon reasonably possible. If Tenant does not give such notice within such twenty
(20) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

     9.3  TOTAL DESTRUCTION.   If at any time during the Term of this Lease
there is damage, whether or not an insured loss, (including destruction required by any authorized public authority) to the building of which the Premises are a part to the extent that the cost of repair exceeds fifty percent (50%) of the then replacement cost of such building as a whole, but not including the cost of the land thereon, then this Lease shall automatically terminate as of the date of such destruction.

     9.4 DAMAGE NEAR END OF TERM. If the Premises are damaged during the last year of the Term of this Lease, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

     9.5 ABATEMENT OF RENT. In the event of damage described in paragraphs 9.1 or 9.2, and Landlord or Tenant repairs or restores the Premises, Rent for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the premises is impaired, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Paragraph 8.1. Except for the abatement of Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

     9.6 WAIVER. Tenant and Landlord hereby waive the provisions of California Civil Code Paragraphs 1932 (2) and 1933 (4) or any related or successor provision of law which relate to termination of leases when the thing leased is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTYTAXES.

     10.1 PAYMENT OF TAXES. Tenant shall pay the real property tax, as defined in Paragraph 10.2, applicable to the Premises during the Term of this Lease. If deposits collected for real property taxes as provided in Paragraph 5.1 are not sufficient to discharge Tenant's obligations, payment of the balance shall be made at least ten (10) days prior to the delinquency date by depositing the balance with Landlord. If any Such taxes paid by Tenant shall cover any period of time after the expiration of the Term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required within thirty (30) days following expiration of the Term. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next Rent installment together with interest at the maximum rate then allowable by law.

     10.2 DEFINITION OF "REAL PROPERTY TAX". As used herein, the term Real Property Tax shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. Real Property Tax shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy assessment or charge hereinabove included within the definition of Real Property Tax or (ii) the nature of which was hereinbefore included within the definition of Real Property Tax.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     10.4 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

11. UTILITIES. Tenant shall pay for heat, water, gas, electricity, and any other utilities and services supplied to the Premises together with taxes thereon. Tenant shall be responsible for any installation or hook-up charge. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption in or curtailment constitute a constructive eviction or grounds for rental abatement. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent. Landlord shall not unreasonably withhold its consent to an assignment or sublet, provided the proposed assignee or sublessee is reasonably satisfactory to Landlord as to credit and will occupy and use the Premises for the same purposes specified in Paragraph 1. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall constitute a breach of this Lease and be voidable at Landlord's election. Tenant shall pay to Landlord five hundred dollars ($500) as compensation for expenses in connection with any request for Landlord's consent by Tenant.

     12.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

     12.3 RECAPTURE OF PREMISES. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing (a) the name of the proposed assignee or sublessee (b) such information as to its financial responsibility and standing as Landlord may reasonably require, and (c) all of the terms and conditions upon which the proposed assignment or subletting is to be made. Landlord shall have an option to cancel and terminate this Lease with respect to all or such portion of the Premises which is to be assigned or sublet. Landlord may exercise said option in writing within thirty (30) days after its receipt from Tenant of such request to assign or sublease the Premises. If Landlord shall exercise its option, Tenant shall surrender possession of the entire Premises, or the portion thereof which is the subject of the option. If this Lease is cancelled as to a portion of the Premises only, the Rent after the date of cancellation shall be reduced in the proportion that the floor area of the cancelled portion bears to the total floor area of the Premises.

     12.4 EXCESS SUBLEASE RENTAL. If, on account of or in connection with any assignment or sublease, Tenant receives rent or other consideration in excess of the Rent called for hereunder, or in the case of the sublease of a portion of the Premises, in excess of the pro rata Rent based on the floor area of such portion, after appropriate adjustments to assure all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord fifty percent (50%) of the excess of such payment of rent or other consideration received by Tenant promptly after its receipt.

13.  DEFAULTS; REMEDIES.

     13.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

          (a)  The vacating or abandonment of the Premises by Tenant.

          (b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from landlord to Tenant.

          (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 13.1(b), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

          (e) The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest or any guarantor of Tenant's obligations hereunder was materially false.

     13.2 REMEDIES. In the event of any material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

          (a) Terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount which the unpaid Rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired Term of this Lease. Unpaid installments of Rent or other sums shall bear interest from the date due at the maximum rate then allowable by law.

          (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

          (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of California.

     13.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default it Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

     13.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (100%) of the floor area of the building on the Premises or more than twenty-five percent (25%) of the land area of the Premises which is not occupied by any building is taken by Condemnation; then Tenant may, at Tenant's option to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building situated on the Premises.
No reduction in Rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such Condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such Condemnation, repair any damage to the Premises caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

15. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease. This instrument is not effective as a lease or otherwise until execution and delivery by Landlord and Tenant.

16.  ESTOPPEL CERTIFICATE.

     (a) Tenant shall, at any time during the Term, upon ten (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     (b) At Landlord's option, Tenant's failure to deliver such statement within ten (10) days of receipt of written notice shall be a material breach of this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Rent has been paid in advance.

     (c) If Landlord desires to finance, refinance or sell the Premises, or any part thereof, Tenant hereby agrees upon ten (10) days prior written notice to deliver to Landlord such financial statements of Tenant as may be reasonably required by a lender or purchaser. Such statement shall include the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

17. LANDLORD'S LIABILITY. Whenever Landlord conveys its interest in the Premises, except to the extent that Landlord is in material default at the time of conveyance, Landlord shall be automatically released from all liability as respects the further performance of covenants on the part of Landlord herein contained provided the assignee executes an assumption agreement expressly agreeing to assume all of Landlord's obligations with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect these provisions. Tenant agrees to look solely to Landlord's estate and interest in the Premises for the satisfaction of any liability, duty or obligation of Landlord in respect to this Lease or the relationship of Landlord and Tenant hereunder and no other assets of Landlord shall be subject to any liability therefor. Tenant agrees it will not seek and hereby waives any recourse against the individual partners, directors, officers, employees or shareholders of Landlord or any of their personal assets for such satisfaction.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

20.  TIME OF ESSENCE.  Time is of the essence.

21. ADDITIONAL RENT. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service or by certified mail, return receipt requested. Notice by certified mail shall be deemed served on the date to delivery as shown on the postal receipt. Either party may by notice to the other specify a different address for notice purposes, except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party or parties at such addresses as Landlord may hereafter designate by notice to Tenant.

24. WAIVER. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach Tenant or of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. Partial or incomplete payments accepted by Landlord shall not be a waiver or considered an accord and satisfaction of any amounts due.

25.  CAPTIONS.  Paragraph captions are not a part hereof.

26. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental equal to the Rent during the last month of The Term increased by twenty percent (20%) and upon all the terms hereof applicable to a month-to-month tenancy.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to the provisions of Paragraphs 12 and 17, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Lease shall be governed by the laws of the State of California.

30.  SUBORDINATION.

          (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord's election to subordinate this Lease shall not be effective unless the ground lessor, mortgagee or trustee shall execute with Tenant a nondisturbance agreement recognizing that Tenant's, right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform al the provisions of this Lease. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          (b) Tenant agrees to execute any documents required to effectuate an attornment, a Subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder, or at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such documents.

31. ATTORNEY'S FEES. If Landlord or Tenant brings an action to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorney's fees and court costs to be fixed by the court.

32. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises any ordinary "For Sale" or "For Lease" signs, all without rebate of Rent or liability to Tenant.

33. AUCTIONS. Tenant shall not conduct any auction without Landlord's prior written consent.

34. SIGNS. Any sign placed on the Premises shall contain only Tenant's name or the name of any affiliate of Tenant actually occupying the Premises, but no advertising matter. No such sign shall be erected until Tenant has obtained Landlord's written approval of the location, materials, size, design, and content thereof and any necessary permit therefor. Tenant shall remove any such sign upon termination and return the Premises to their condition prior to the placement of said sign.

35. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger and shall at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such tenancies.

36. EASEMENTS, BOUNDARY CHANGES. Landlord reserves to itself the right, from time to time, to grant such easements, rights, dedications and enact boundary and common area configuration adjustments that Landlord deems necessary or desirable and to cause the recordation of parcel maps and restrictions, so long as they do not unreasonably interfere with the use of the Premises by Tenant or materially reduce or restrict Tenant's vehicular parking or access. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a breach of this Lease by Tenant.

37. QUIET POSSESSION. Upon Tenant's paying the Rent, additional rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to the provisions of this Lease.

38. AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of such entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after execution of this Lease, deliver evidence of such authority satisfactory to Landlord.

     SEE ATTACHED ADDENDUM FOR PARAGRAPHS 39 THROUGH 49.


The Parties hereto have executed this Lease on the dates immediately above their respective signatures.

Dated:    2-24-95                        Dated:
       --------------------------------        ---------------------------------

                                            29 Santa Anita Partnership L.P.
   Replacement Parts Manufacturing          a California limited partnership
---------------------------------------  ---------------------------------------
   a Delaware corporation

                                             Investment Building Group
By:                                      By: a California corporation, its agent
    -----------------------------------      -----------------------------------

By:                                      By:
    -----------------------------------      -----------------------------------
   John Kent                                 Jack M. Langson, its president
   Chief Financial Officer

              "Tenant"                                  "Landlord"

                   ADDENDUM TO THE STANDARD INDUSTRIAL LEASE
                             DATED FEBRUARY 24,1995
                                 BY AND BETWEEN
                        REPLACEMENT PARTS MANUFACTURING
                           A CALIFORNIA CORPORATION
                                      AND
                        29 SANTA ANITA PARTNERSHIP L.P.
                       A CALIFORNIA LIMITED PARTNERSHIP

39. RENT: The Rent as called for in Paragraph 1 shall commence at $39,500 per month. The Rent shall be increased periodically according to the following schedule:

                        Months            Monthly Rental
                        ------            --------------
                     1 through 12            $39,500
                    13 through 48            $43,700
                    49 through 87            $47,800

40. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide a tenant improvement allowance (the "Improvement Allowance") in the amount of Two Hundred Ninety-two Thousand Dollars ($292,000) for the items outlined in Exhibit "B". In the event that the items in Exhibit "B" cost more than the Improvement Allowance, Tenant shall have the right to reduce the improvements to limit the cost to the Improvement Allowance; or, alternatively, Tenant shall pay to Landlord on demand the cost of improvements above the Improvement Allowance. If Tenant does not pay to Landlord the extra costs above the Improvement Allowance or notify Landlord of the items to be eliminated within ten (10) days of written notice from Landlord, Landlord may in its sole discretion eliminate items to bring the budget within the Improvement Allowance and proceed with the construction of the Premises and tenant improvements. In no event shall commencement of Rent be delayed due to any delay in completion of the tenant improvement items, however, in the event that the office improvements in unit "A" are not substantially completed by the Scheduled Term Commencement Date, and the delay has not been caused by Tenant's actions, an offset of $300 per day to the Rent shall apply until such office improvements are substantially complete as evidenced by a certificate of occupancy by the City of Rancho Cucamonga.

     Tenant shall provide Landlord with the preliminary tenant improvement and warehouse racking plan, preliminarily approved by the City of Rancho Cucamonga and by Landlord on or before March 1, 1995.

41. ADDITIONAL IMPROVEMENTS TO BE INSTALLED BY LANDLORD. Landlord shall pay for the costs associated with constructing the 2nd floor mezzanine to be improved and used for office as per the Preliminary Plans.

42. OPTION TO EXTEND TERM. In the event that Tenant i) has fully and faithfully performed its obligations hereunder during the Term of this Lease, ii) has had a retained earnings balance of $500,000 for the prior two years, and iii) has not assigned or sublet more than 25% of the premises, Tenant is hereby granted the Option to extend the term of this Lease for an additional three (3) years by giving Landlord written notice of its election to do so not later than the 57th month of the term of this Lease. The terms and conditions as contained in this Lease at the time of exercise of the option shall remain in effect during this three year extension period, except that the Rent shall be increased to $51,500 during months 88 through 123 (the extended term).

43. RENT Waiver. Landlord hereby grants a rent waiver to Tenant in the amount of $25,000 per month for a period of 4 months to be applied toward the initial Rent due under this Lease.